UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):    July 29, 2003

MOTIENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

0-23044

93-0976127

(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification Number)

300 Knightsbridge Parkway

Lincolnshire, Illinois 60069

(847)478-4200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal

executive offices)

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements.  These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.”  These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties.  We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our registration statement on Form S-1, as amended by our Form S-1/A (Reg. No. 333-87844).  All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements.  You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time, including those contained in our annual report on Form 10-K for the fiscal year ended December 31, 2001, and our quarterly reports on Form 10-Q to be filed after this Form 8-K report, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements.  Our actual results may differ significantly from the results discussed.

Item 5.  Other Matters

Sale of SMR Licenses to Nextel Communications, Inc.

On July 29, 2003, our wholly owned subsidiary, Motient Communications Inc. (“Motient Communications”), entered into an Asset Purchase Agreement with Nextel  Communications, Inc. (“Nextel”), under which Motient Communications will sell to Nextel certain of its Specialized Mobile Radio licenses issued by the Federal Communications Commission.  These licenses are not necessary for Motient’s future network requirements.  Under the Asset Purchase Agreement, Nextel will pay $3,366,100 for the licenses.  The closing of this transaction, which is subject to customary conditions including obtaining the FCC’s approval of the transfer of the licenses, is expected to occur in several months.  We expect to use the proceeds of the sale of these licenses to fund our working capital requirements and for general corporate purposes.  The lenders under Motient Communications’ term credit agreement have consented to the sale of these licenses.

Update on Status of Periodic Reports for Prior Periods

As previously disclosed in our current report on Form 8-K dated March 14, 2003, in November 2002 we initiated a process to seek the concurrence of the staff of the SEC with respect to the appropriate accounting treatment for certain transactions that occurred in 2000 and 2001 involving Mobile Satellite Ventures, or MSV, and Aether Systems, Inc.  This process was completed in March 2003.  The staff of the SEC did not object to certain aspects of our prior accounting with respect to the MSV and Aether transactions, but did object to other aspects of our prior accounting for these transactions.  For a description of the material differences between our original accounting treatment with respect to the MSV and Aether transactions and the revised accounting treatment that we concluded is appropriate as a result of this process, please see our current report on Form 8-K dated March 14, 2003.

We are in the process of completing our financial statements for the year ended December 31, 2002 and for the quarters ended June 30, 2002 and September 30, 2002 to reflect the revised accounting treatment with respect to the MSV and Aether transactions that was agreed to be appropriate as a result of the process described above.  Upon completion of such financial statements, we will file quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002, as well as an annual report on Form 10-K for the year ended December 31, 2002.  Also at that time, we expect to file an amendment to our previously-filed quarterly report on Form 10-Q for the quarter ended March 31, 2002 with restated financial statements for such period to give effect to the revised accounting treatment with respect to the MSV and Aether transactions.  We expect to file the foregoing periodic reports with the SEC within the next 45 - 60 days.

Following such filings, we also intend to complete financial statements for the quarters ended March 31, 2003 and June 30, 2003 and file our quarterly reports on Form 10-Q for such periods.

As previously disclosed, the adjustments that we expect to make in certain of the periods included in the fiscal years ended December 31, 2000 and 2001 and the three months ended March 31, 2002 will be material.  Therefore, investors should not rely on the financial statements  or related information previously reported by us for such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Walter V. Purnell, Jr.
Walter V. Purnell, Jr.
President and Chief Executive Officer

Date:  August 6, 2003